10-Q
Amended and Restated
AAM 2009 Long-Term Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1          Establishment of the Plan. American Axle & Manufacturing Holdings, Inc. (the “Company”), a Delaware corporation, hereby establishes an incentive compensation plan to be known as the “AAM 2009 Long-Term Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the payment of cash awards based upon the achievement of predefined performance goals established by the Committee.

The Plan shall become effective as of January 1, 2009 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2          Purpose of the Plan. The purposes of the Plan are to reward Participants for the overall success of the Company; to provide Participants with an incentive for excellence in individual performance; to retain key senior employees; and to provide a competitive and valuable long-term incentive program for Participants.

1.3          Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to alter, amend, suspend, or terminate the Plan at any time pursuant to Article 7 hereof.

Article 2. Definitions

For purposes of the Plan, the capitalized words shall have the meanings set forth below:

(a)	“Affiliate” means any Parent or Subsidiary and any person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

(b)	“Award” means a grant under the Plan of a cash incentive opportunity to be earned by and paid to a Participant pursuant to the terms of the Plan and Award Document.

(c)
“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be written, electronic, or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or Participant.

(d)
“Award Opportunity” or “Award Opportunities” means the Award or Awards that a Participant can earn based upon the achievement of a pre-established performance goal or goals during a Performance Period as specified in the Participant’s Award Document and pursuant to the terms of the Plan.

(e)	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(f)	“Board of Directors” or “Board” means the Board of Directors of the Company.

(g)	“Change in Control” means any of the following events:

(i)
Any Person, excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)
The consummation of any merger or other business combination involving the Company, a sale of 51% or more of the Company’s assets, liquidation or dissolution of the Company or a combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction own, in the same proportion, at least 51% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser of or successor to the Company’s assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

(iii)
Within any 12-month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two thirds of the directors who then qualified as Incumbent Directors, so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a person (other than the Board) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)
“Committee” means the Compensation Committee of the Board, which shall consist entirely of “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Code; provided, however, that a failure to meet such requirements shall not invalidate awards granted or decisions made by the Committee.

(j)	“Director” means any individual who is a member of the Board of Directors of the Company.

(k)
“Disability” shall have the meaning ascribed to such term in the governing long-tern disability plan pursuant to which the Participant may be entitled to benefits, if any, or if there shall be no such plan, as determined by the Committee in its absolute discretion.

(l)	“Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

(m)	“Eligible Individuals” means the individuals described in Article 4 who are eligible for Awards under the Plan.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(o)	“Participant” means Eligible Individual who has been granted an Award under the Plan.

(p)	“Performance Period” means the period established by the Committee and set forth in the Award Document over which performance goals are measured.

(q)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(r)
“Retirement” means, with respect to any Participant, such Participant’s voluntary resignation at any time after attaining age 65 or as such term is defined in the governing retirement plan(s) to which the Participant may be entitled to benefits, if any.

(s)	“Subsidiary” means

(i)
a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of the board of directors or analogous governing body, or

(ii)
any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and that the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

(t)	“Target Award Opportunity” means the target award opportunity specified in the Participant’s Award Document, as determined by the Committee.

Article 3. Administration

3.1          The Committee. The Plan shall be administered by the Committee.

3.2          Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full and absolute discretionary power to select Eligible Individuals who shall participate in the Plan; determine the terms and conditions of Awards and Award Documents in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan (including, without limitation, any Award Document); establish, amend, or waive rules and regulations for the Plan’s administration; and, subject to the provisions of Article 7 herein, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan and the related Award Document. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

3.3          Decisions Binding. All interpretations, determinations, and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all individuals or entities, including the Company, Eligible Individuals, Participants, and their estates and beneficiaries.

Article 4. Eligibility and Participation

4.1          Eligible Individuals.  Awards may be granted to officers, executives and other key employees, as determined by the Compensation Committee, directors and Non-Employee Directors of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest. Only employees of the Company or a Parent or Subsidiary may be granted Awards. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the number and terms of Awards to be granted to each Participant. Under the Plan, references to “employment” or “employed” include the service of Participants who are Non-Employee Directors, except for purposes of determining eligibility.

4.2          Actual Participation. The Committee, in its sole discretion, shall determine which Eligible Individuals shall participate in the Plan during a Performance Period. Such determination shall be made no later than three months after the start of each applicable Performance Period. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of the Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

Article 5. Award Opportunity, Performance Goals, and Performance Period

5.1          Setting Award Opportunities. The Committee shall determine the duration of each Performance Period and set each Participant’s Award Opportunities with respect to a Performance Period. In addition, the Committee shall establish the performance goal or goals that must be achieved during a Performance Period for a Participant to earn and be paid his Award. The Committee shall specify the foregoing in each Participant’s Award Document.

5.2          Earning Awards. Subject to the terms of the Plan and the Award Document, an Award shall be earned by and paid to a Participant for a Performance Period based on the achievement of the performance goal or performance goals for such Performance Period as set forth in his Award Document.

5.3          Award Document. The right to earn and be paid an Award shall be evidenced by an Award Document that shall specify the Performance Period, the Participant’s Target Award Opportunity for the Performance Period, the performance measures and related performance goals for earning an Award, the determination of the Participant’s Award, and such other provisions as the Committee shall determine. Award Documents may differ among Participants. The right to earn an Award by a Participant under an Award Document shall not confer upon any other Participant or Eligible Individual or any future Participant or Eligible Individual a right to the same or similar benefits.

5.4          Form and Timing of Payment of Awards. Payment of an Award shall be made solely in cash in a single lump sum at such time as specified in a Participant’s Award Document and shall be subject to the approval of the Committee.

5.5          Effect of Termination of Employment. The effect of a Participant’s termination of employment during a Performance Period regarding an outstanding Award, if any, shall be specified in the Participant’s Award Document.

5.6          Effect of a Change in Control. The effect of a Change in Control during a Performance Period on a Participant’s outstanding Award, if any, shall be specified in the Award Document.

5.7          Nontransferability.  The Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution.  Except for the designation of the Participant's beneficiary, the purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance of the Award shall be void and unenforceable against the Company or any Affiliate.

Article 6. Employment and Participation

6.1          Employment. Neither this Plan nor the Award Document shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate.  Further, the Company or any Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under this Plan or the Award Document, except as expressly provided in this Plan.

6.2          Participation. No employee shall have the right to be selected to be paid an Award under this Plan, or, having been so selected, to be paid an award at a future date.

Article 7. Amendment and Termination

7.1          Amendment and Termination. The Board may, at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

7.2          Effect of Amendment or Termination. No amendment or termination of the Plan may adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.

Article 8. Tax Withholding

The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, as required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

Article 9. Indemnification

Each individual who is or shall have been a member of the Committee, or of the Board, shall be indemnified by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any good faith action taken or good faith failure to act under the Plan. Such individuals shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him; provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 10. Successors

All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially of all of the business and/or assets of the Company.

Article 11. Nature of the Plan

The Plan constitutes a mere promise by the Company to make benefit payments in the future. A Participant has the status of a general unsecured creditor of the Company. Nothing contained herein shall be deemed to create a trust or fund of any kind or create any fiduciary relationship. The Plan is intended to be an unfunded arrangement for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

Article 12. Miscellaneous

12.1               Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2               Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3               Requirements of Law. The grant of Awards under the Plan and any Award Document shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4               Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of New York, without giving effect to the principles of conflicts of law.

Article 13. Section 409A

Awards granted pursuant to the Plan are intended to satisfy the requirements of Section 409A of the Code with respect to amounts subject thereto and shall be interpreted and construed in a manner consistent with that intent. If any provision of this Plan or an Award Document causes the Award not to satisfy the requirements of Section 409A of the Code, or could otherwise cause the Participant to recognize income or be subject to the interest and penalties under section 409A of the Code, then the provision shall have no effect or, to the extent practicable, the Company may modify the provision to maintain the original intent without violating the requirements of Section 409A of the Code.